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                                                                      Exhibit 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8 No. 333-63355) pertaining to the Brush Engineered Materials Inc. 1997 Stock Incentive Plan for Non-Employee
Directors (successor to the Brush Wellman Inc. 1997 Stock Incentive Plan for Non-Employee Directors) of our report dated January 24, 2000, with respect to the consolidated financial statements and schedule of Brush Engineered Materials Inc. (successor to Brush Wellman Inc.) included in its Annual Report (Form
10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                            /s/Ernst & Young LLP



Cleveland, Ohio
May 16, 2000